As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0804655
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9885 Towne Centre Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip code)

Amended and Restated 2000 Employee Stock Purchase Plan
2005 Equity Incentive Plan
Amended and Restated 2005 Stock and Incentive Plan
(Full title of plan)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive, San Diego, California 92121
(Name and address of agent for service)
(858) 202-4500
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

			Proposed
		Proposed maximum	maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration
Title of securities to be registered	registered(1)	share(2)	price(2)	fee
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock(3), reserved for issuance pursuant to the registrant’s Amended and Restated 2000 Employee Stock Purchase Plan	1,405,725 shares	$52.695	$74,074,678.88	$2,274.09
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock(3), reserved for issuance pursuant to the registrant’s 2005 Equity Incentive Plan	743,261 shares	$52.695	$39,166,138.40	$1,202.41
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock(3), reserved for issuance pursuant to the registrant’s Amended and Restated 2005 Stock and Incentive Plan	1,200,000 shares	$52.695	$63,234,000.00	$1,947.29
Total	3,348,986 shares	$52.695	$176,474,817.27	$ 5,418

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on November 13, 2007.

(3)	Each share of the registrant’s common stock being registered hereunder, if issued before the termination of the registrant’s preferred share rights agreement, includes Series A Junior Participating Preferred Stock purchase rights. Before the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees in accordance with Rule 428 under the Securities Act of 1933, as amended.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The SEC allows us to “incorporate by reference” into this registration statement the information we have filed with the SEC. Any statement in a document we incorporate by reference into this registration statement will be considered to be modified or superseded to the extent a statement contained in this registration statement or any other subsequently filed document that is incorporated by reference into this registration statement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this registration statement, except as modified or superseded.
We incorporate by reference into this registration statement the information contained in the documents listed below, which is considered to be a part of this registration statement:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on February 28, 2007 (file no. 000-30361);

•	our quarterly reports filed on Form 10-Q for the fiscal quarters ended April 1, 2007, July 1, 2007 and September 30, 2007, filed with the SEC on May 3, 2007, August 1, 2007 and October 31, 2007, respectively (file no. 000-30361);

•	our current reports and amended current reports on Form 8-K and Form 8-K/A, respectively, filed with the SEC on February 1, 2007, February 16, 2007, February 20, 2007, February 21, 2007, March 2, 2007, April 27, 2007, July 19, 2007, July 30, 2007, August 13, 2007, September 27, 2007 and October 25, 2007 (file no. 000-30361), in each case excluding any current reports, or any portions of any current reports, that are “furnished” to, and not “filed” with, the SEC;

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 14, 2000, including any amendments or reports filed for the purpose of updating such description (file no. 000-30361);

•	the description of our preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC on May 14, 2001, including any amendments or reports filed for the purpose of updating such description (file no. 000-30361); and

•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation includes provisions that eliminate, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated certificate of incorporation and bylaws also require us to indemnify our directors and officers to the fullest extent permitted by the DGCL. Pursuant to these provisions, we have entered into indemnity agreements with each of our directors and certain of our officers.
Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful.
These provisions do not eliminate the duty of care, and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, may remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit. These provisions also generally do not affect a director’s responsibilities under any other laws, such as the federal securities laws.
Our bylaws also expressly permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the DGCL. Pursuant to this provision, we have acquired director and officer insurance policies that cover our directors and executive officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
number	Description

3.1(1)	Corrected Amended and Restated Certificate of Incorporation

3.2(2)	Bylaws

3.3(3)	Certificate of Designation for Series A Junior Participating Preferred Stock

4.1(4)	Specimen common stock certificate

4.2(5)	Second Amended and Restated Stockholder Rights Agreement, dated as of November 5, 1999, by and among Illumina, Inc. and certain stockholders of Illumina, Inc.

4.3(6)	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A.

4.4(7)	Amended and Restated 2000 Employee Stock Purchase Plan

4.5	2005 Equity Incentive Plan

4.6(8)	Amended and Restated 2005 Stock and Incentive Plan

5.1	Opinion of Dewey & LeBoeuf LLP, counsel to Illumina, Inc., regarding the legality of the common stock being registered

23.1	Consent of Ernst & Young LLP—San Diego, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP—Palo Alto, Independent Registered Public Accounting Firm

23.3	Consent of Ernst & Young LLP—Cambridge, Independent Registered Public Accounting Firm

23.4	Consent of Dewey & LeBoeuf LLP (contained in exhibit 5.1)

24.1	Power of attorney (contained in signature page)

(1)	Incorporated by reference to Exhibit 3.1 to Illumina, Inc.’s Annual Report on Form 10-K (File No. 000-30361) for the year ended December 31, 2000, filed with the SEC on March 29, 2001.

(2)	Incorporated by reference to Exhibit 3.2 to Illumina, Inc.’s Quarterly Report on Form 10-Q (File No. 000-30361) for the quarter ended July 2, 2006, filed with the SEC on August 2, 2006.

(3)	Incorporated by reference to Exhibit A to Exhibit 4.3 to Illumina, Inc.’s registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001.

(4)	Incorporated by reference to Exhibit 4.1 to Illumina, Inc.’s registration statement on Form S-1 (File No. 333-33922), filed with the SEC on April 3, 2000, as amended.

(5)	Incorporated by reference to Exhibit 4.2 to Illumina, Inc.’s registration statement on Form S-1 (File No. 333-33922), filed with the SEC on April 3, 2000, as amended.

(6)	Incorporated by reference to Exhibit 4.3 to Illumina, Inc.’s registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001.

(7)	Incorporated by reference to Exhibit 10.3 to Illumina, Inc.’s Quarterly Report on Form 10-Q (File No. 000-30361) for the quarterly period ended October 1, 2006, filed with the SEC on October 30, 2006.

(8)	Incorporated by reference to Exhibit 10.1 of Illumina, Inc.’s Current Report on Form 8-K (File No. 000-30361), filed with the SEC on July 30, 2007.

Item 9. Undertakings.
1.	The undersigned registrant hereby undertakes:
a.	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
b.	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

c.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 14, 2007.

Illumina, Inc.
By:	/S/ Jay T. Flatley
Jay T. Flatley
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Jay T. Flatley and Christian O. Henry, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Jay T. Flatley Jay T. Flatley	President, Chief Executive Officer and director (principal executive officer)	November 14, 2007
/S/ Christian O. Henry Christian O. Henry	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 14, 2007
/S/ John R. Stuelpnagel John R. Stuelpnagel	Senior Vice President, Chief Operating Officer, General Manager — Microarray Business and Director	November 14, 2007
William H. Rastetter	Chairman of the Board of Directors	,
/S/ Daniel M. Bradbury Daniel M. Bradbury	Director	November 14, 2007
/S/ Karin Eastham Karin Eastham	Director	November 14, 2007
/S/ Paul Grint Paul Grint	Director	November 14, 2007
/S/ David R. Walt David R. Walt	Director	November 14, 2007
/S/ Jack Goldstein Jack Goldstein	Director	November 14, 2007
/S/ A. Blaine Bowman A. Blaine Bowman	Director	November 14, 2007
Roy Whitfield	Director	,